Registration No. 333-257238

As filed with the Securities and Exchange Commission on July 1, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Medalist Diversified REIT, Inc.

(Exact name of registrant as specified in its charter)

1051 E. Cary Street

Suite 601

James Center Three
Richmond, Virginia 23219
(804) 344-4445

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Thomas E. Messier
1051 E. Cary Street

Suite 601

James Center Three
Richmond, Virginia 23219

(804) 344-4435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas G. Voekler, Esq.

Michael R. Beville, Esq.

Kaplan Voekler Cunningham & Frank, PLC

1401 East Cary Street

Richmond, Virginia 23229

Telephone: (804) 823-4000

Facsimile: (804) 823-4099

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Stock, $0.01 par value per share	-	-
Total:	$150,000,000	$16,365

(1)	The Registrant is registering an indeterminate aggregate principal amount and number of shares of common stock up to a proposed aggregate offering price of $150,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 (this “Amendment”) is being filed for the sole purpose of filing Exhibits 5.1 and 8.1 to the Registration Statement (Reg. No. 333-257238) and to reflect such exhibit in the Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Exhibit Index and Exhibits 5.1 and 8.1. No change is made to the prospectus constituting Part I of the Registration Statement, which is being omitted.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Medalist Diversified REIT, Inc.*

3.2	Articles Supplementary to the Articles of Incorporation of Medalist Diversified REIT, Inc. designating the Company’s Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on February 13, 2020).

3.3	Bylaws of Medalist Diversified REIT, Inc. *

4.1	Form of Certificate of Common Stock *

4.2	Form of Certificate of Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed on February 13, 2020)

4.3	Form of Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 2, 2020).

5.1	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to the legality of the securities being registered †

8.1	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to certain federal income tax considerations †

10.1	Management Agreement by and among Medalist Diversified REIT, Inc. *

10.2	Real Estate Purchase and Sale Agreement, dated as of June 1, 2016, by and between Medalist Fund 1-A, LLC and Medalist Diversified Holdings, L.P. *

10.3	First Amendment Real Estate Purchase and Sale Agreement, dated as of September 2016, by and between Medalist Fund 1-A, LLC and Medalist Diversified Holdings, L.P. *

10.4	Second Amendment Real Estate Purchase and Sale Agreement, dated as of April 18, 2017, by and between Medalist Fund 1-A, LLC and Medalist Diversified Holdings, L.P. *

10.5	Third Amendment Real Estate Purchase and Sale Agreement, dated as of April 28, 2017, by and between Medalist Fund 1-A, LLC and Medalist Diversified Holdings, L.P. *

10.6	Loan Agreement, dated as of February 10, 2016, by and between Medalist Fund 1-A, LLC and Jefferies Loancore LLC*

10.7	Promissory Note, dated as of February 10, 2016 by Medalist Fund 1-A, LLC for the benefit of Jefferies Loancore LLC*

10.8	Deed of Trust, Assignment of Leases and Rents, and Security Agreement, dated as of February 10, 2016, by Medalist Fund 1-A, LLC for the benefit of Jefferies Loancore LLC*

10.9	Modification, Consent and Assumption Agreement with Release, dated as of April 28, 2017, by and among Medalist Fund 1-A, LLC, MDR Franklin Square, LLC, William R. Elliott, Thomas E. Messier, Medalist Diversified REIT, Inc. and Wells Fargo Bank, National Association *

10.10	Real Estate Purchase and Sale Agreement, dated as of July 31, 2016, by and between Medalist Properties 8, LLC and Medalist Diversified Holdings, L.P. *

10.11	First Amendment and Reinstatement of Real Estate Purchase and Sale Agreement, dated as of July 25, 2017, by and between Medalist Properties 8, LLC and Medalist Diversified Holdings, L.P. *

10.12	Second Amendment and Reinstatement of Real Estate Purchase and Sale Agreement, dated as of October 12, 2017, by and between Medalist Properties 8, LLC and Medalist Diversified Holdings, L.P. *

10.13	Assignment of Real Estate Purchase and Sale Agreement, dated as of September 2017, by and among Medalist Diversified Holdings, L.P., MDR Greensboro, LLC and PMI Greensboro, LLC *

10.14	Loan Agreement, dated as of November 3, 2017, by and among MDR Greensboro, LLC, PMI Greensboro, LLC and Benefit Street Partners Realty Operating Partnership, L.P. *

10.15	Promissory Note, dated as of November 3, 2017, by MDR Greensboro, LLC and PMI Greensboro, LLC for the benefit of Benefit Street Partners Realty Operating Partnership, L.P. *

10.16	Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, dated as of November 3, 2017, by MDR Greensboro, LLC and PMI Greensboro, LLC for the benefit of Benefit Street Partners Realty Operating Partnership, L.P. *

10.17	Security Agreement, dated as of November 3, 2017, by MDR Greensboro HI TRS, LLC for the benefit of Benefit Street Partners Realty Operating Partnership, L.P. *

10.18	Tenants in Common Agreement, dated as of November 3, 2017, by and between MDR Greensboro, LLC and PMI Greensboro, LLC *

10.19	First Amendment to Tenants in Common Agreement, dated as of November 3, 2017, by and between MDR Greensboro, LLC and PMI Greensboro, LLC *

10.20	Limited Liability Company Agreement of MDR Greensboro HI TRS, LLC, dated as of September 15, 2017, by and between Medalist Diversified Holdings, L.P. and Peter Mueller, Inc. *

10.21	Real Estate Purchase and Sale Agreement, dated as of February 26, 2018, by and between COF North, LLC and Medalist Diversified Holdings, L.P. *

10.22	Assignment of Real Estate Purchase and Sale Agreement, dated as of May 3, 2018, by and between Medalist Diversified Holdings, L.P., MDR Hanover Square, LLC and PMI Hanover Sq., LLC *

10.23	Business Loan Agreement, dated as of November 3, 2017, by and between COF North, LLC and Langley Federal Credit Union *

10.24	Promissory Note, dated as of November 3, 2017, by COF North for the benefit of Langley Federal Credit Union *

10.25	Change in Terms Agreement, dated as of May 8, 2018, by MDR Hanover Square, LLC and PMI Hanover Sq., LLC *

10.26	Deed of Trust, dated as of November 3, 2017, by COF North for the benefit of Langley Federal Credit Union *

10.27	Modification of Deed of Trust, dated as of May 8, 2018, by MDR Hanover Square, LLC and PMI Hanover Sq., LLC for the benefit of Langley Federal Credit Union *

10.28	Tenants in Common Agreement, dated as of May 8, 2018, by and between MDR Hanover Square, LLC and PMI Hanover Sq., LLC *

10.29	Medalist Diversified REIT, Inc. 2018 Equity Incentive Plan *

10.30	Purchase and Sale Agreement, dated May 24, 2019, by and between HERI AUM LCC and Medalist Diversified Holdings, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 29, 2019).

10.31	Purchase Agreement, dated May 30, 2019, by and among Medalist Diversified REIT, Inc., Medalist Diversified Holdings, L.P. and Virginia Birth-Related Neurological Injury Compensation Program (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2019).

10.32	Placement Agency Agreement, dated May 30, 2019, by and among Medalist Diversified REIT, Inc., Medalist Diversified Holdings, L.P. and Aegis Capital Corp. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 31, 2019).

10.33	Purchase and Sale Agreement, dated July 9, 2019, by and between RCG-Goldsboro, LLC and Medalist Diversified Holdings, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2019).

10.34	Reinstatement of and First Amendment to Purchase and Sale Agreement, dated July 19, 2019, by and between HERI AUM LLC and Medalist Diversified Holdings, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 23, 2019).

10.35	Contract of Sale and Purchase, dated July 19, 2019, by and among Appian-Brookfield South 48, LLC, Appian-Brookfield TIC, LLC and Medalist Fund Manager, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2019).

10.36	Assignment of Real Estate Purchase and Sale Agreement, dated August 5, 2019, by and between Medalist Fund Manager, Inc. and Medalist Diversified Holdings, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 5, 2019).

10.37	Agreement of Limited Partnership of Medalist Diversified Holdings, L.P. *

10.38	First Amendment to Agreement of Limited Partnership of Medalist Diversified Holdings, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 20, 2020).

10.39	Escrow Agreement, dated February 18, 2020, by and between Medalist Diversified REIT, Inc. and Virginia Commonwealth Bank (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 20, 2020).

10.40	Consulting Agreement, dated as of March 1, 2020, by and between Medalist Diversified REIT, Inc. and Gunston Consulting, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 18, 2020).

10.41	Securities Purchase Agreement, dated as of October 27, 2020, between Medalist Diversified REIT, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 2, 2020).

10.42	Registration Rights Agreement, dated as of October 27, 2020, between Medalist Diversified REIT, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 2, 2020).

10.43	Purchase and Sale Agreement, dated as of January 18, 2021, by and between BVC Lancer LLC and Medalist Diversified Holdings, L.P (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.44	First Amendment to Purchase and Sale Agreement, dated as of February 17, 2021, by and between BVC Lancer LLC and Medalist Diversified Holdings, L.P (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 23, 2021).

10.45	Agreement of Sale, dated as of February 17, 2021, by and among Krishna Prasad Maganti, Ramesh Gandhamanei, PMI Greensboro, LLC and MDR Greensboro HI TRS, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 23, 2021).

10.45	Agreement of Sale, dated as of June 2, 2021. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Amendment No. 1 to its Registration Statement on Form S-11 filed January 21, 2020).

23.1	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 5.1)

23.2	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 8.1)

23.3	Consent of Cherry Bekaert LLP (incorporated by reference to Exhibit 21.3 to the Company’s Registration Statement on Form S-3 filed June 21, 2021).

24.1	Powers of Attorney (included on signature page of this registration statement)

†          Filed herewith.

*         Previously filed with the Amendment to the Registrant’s Registration Statement on Form S-11 filed by the Registrant with the Securities and Exchange Commission on October 5, 2018.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on the 1st day of July, 2021.

MEDALIST DIVERSIFIED REIT, INC.

/s/ Thomas E. Messier
By:	Thomas E. Messier,
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 registration statement has been signed by the following persons in the following capacities on July 1, 2021.

Name	Title	Date

/s/ Thomas E. Messier	Chief Executive Officer and Chairman of the Board	July 1, 2021
Thomas E. Messier	(principal executive officer)

/s/ Brent Winn, Jr.	Chief Financial Officer	July 1, 2021
Brent Winn, Jr.	(principal accounting officer and principal financial officer)

*	President, Chief Operating Officer and	July 1, 2021
William R. Elliott	Vice Chairman of the Board

*	Director	July 1, 2021
Neil P. Farmer

*	Director	July 1, 2021
Charles S. Pearson, Jr.

*	By:	/s/ Thomas E. Messier
Power-of-Attorney